UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 400
Sunrise, Florida	33323
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 31, 2026, NextTrip, Inc. (the “Company”), entered into an at-the-market offering agreement (the “Offering Agreement”) with Titan Partners Securities LLC, as agent (“Titan”), pursuant to which the Company may offer and sell, from time to time through Titan shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $6,500,000 (the “Shares”).

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333- 291260) initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 4, 2025 and declared effective by the SEC on December 8, 2025, as supplemented by a prospectus supplement dated August 31, 2026 (the “Prospectus Supplement”) and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Offering Agreement, Titan may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made by means of ordinary brokers’ transactions, including on The Nasdaq Capital Market, at market prices or as otherwise agreed with Titan. Titan will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon instructions from the Company, including any price or size limits or other customary parameters or conditions the Company may impose.

The Company is not obligated to make any sales of the Shares under the Offering Agreement. The offering pursuant to the Offering Agreement will terminate upon the earlier of (i) the issuance and sale of all Shares, subject to the Offering Agreement, or (ii) the termination of the Offering Agreement as permitted therein.

The Company will pay Titan a commission rate equal to 3.5% of the aggregate gross proceeds from each sale of Shares and has agreed to provide Titan with customary indemnification and contribution rights. In addition, the Company is party to an engagement agreement with Craft Capital Management LLC (the “Prior Placement Agent”), pursuant to which, among other things, the Prior Placement Agent was granted certain exclusive rights to act as placement agent for offerings of the Company’s securities. The Prior Placement Agent has agreed to waive such exclusivity with respect to the offer and sale of the shares of our common stock under the Offering Agreement and the Prospectus Supplement in consideration of a fee equal to 2.0% of the aggregate gross proceeds received by the Company from each sale of the Shares during the nine months commencing on the date of the Prospectus Supplement. The Company will also reimburse Titan for certain specified expenses in connection with entering into the Offering Agreement.

The Offering Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

The foregoing description of the Offering Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but not are not limited to, statements regarding the ability to sell shares and raise additional funds pursuant to the Offering Agreement. Such statements involve risks and uncertainties that could cause the Company’s actual results and financial position to differ materially. These risks and uncertainties include uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Offering Agreement, and other risks described under the heading “Risk Factors” in the Company’s SEC Filings on Form 10-K and Form 10-Q. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith

Exhibit Number	Description
1.1	At the Market Offering Agreement, dated August 31, 2026, by and between NextTrip, Inc. and Titan Partners Securities LLC.
5.1	Opinion TroyGould PC
23.1	Consent of TroyGould PC (included in Exhibit 5.1).
104	Cover page Interactive Data File (embedded within the inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: August 31, 2026	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer

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